                                  AMENDMENT NO. 3 TO
                             LOAN AND SECURITY AGREEMENT



                                             As of February 1, 1999


The Doe Run Resources Corporation
Fabricated Products, Inc.
1801 Park 270 Drive, Suite 300
St. Louis, Missouri  63146


Ladies and Gentlemen:

     Congress Financial Corporation ("Lender") has entered into financing arrangements with The Doe Run Resources Corporation ("Doe Run") and Fabricated Products, Inc. ("Fabricated Products", and together with Doe Run, collectively "Borrowers") pursuant to which Lender has made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated March 12, 1998, by and among Lender and Borrowers as amended pursuant to Amendment No. 1 to Loan and Security Agreement, dated as of September 1, 1998 and Amendment No. 2 to Loan and Security Agreement, dated January 13, 1999 (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including this letter agreement (all of the foregoing, including the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements"). All capitalized terms used herein shall have the meaning assigned thereto in the Loan Agreement, unless otherwise defined herein.

     Borrowers have requested certain amendments to the Loan Agreement and Lender is willing to agree to such amendments, subject to the terms and conditions contained herein. By this Amendment, Lender and Borrowers desire and intend to evidence such amendments. All capitalized terms used herein shall have the meaning assigned thereto in the other Financing Agreements, unless otherwise defined herein.

     In consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

     1. RESTRICTED PAYMENTS.

          (a) Section 6.7(b)(iii) of the Loan Agreement is hereby deleted and replaced with the following:

          "(iii) each Borrower may make payments to Renco Group or an affiliate of Renco Group on behalf of itself and its Subsidiaries (including for this purpose, Doe Run Cayman and its Subsidiaries) pursuant to the Tax Sharing Agreement between Borrowers and their Subsidiaries and Renco Group (as in effect on the date hereof); PROVIDED, THAT, (A) each Borrower and its Subsidiaries are included in the consolidated federal income tax return filed by Renco Group as to which such Borrower is making such payments for the 1998 tax year or any prior year, OR for any taxable period during which such Borrower joins with Renco Group or an affiliate of Renco Group in filing any combined or consolidated (or similar) state or local income tax return for a jurisdiction which does not recognize DRA and its Subsidiaries as a QSSS (as defined in Section 6.7(b)(viii) hereof), (B) the payments in any year shall not exceed the tax liability that such Borrower would have been liable for if such Borrower had filed its tax returns on a stand-alone basis except that such Borrower will not have the benefit of any of its tax loss carry forwards and any intercompany items shall, for tax liability purposes, be recorded on a cash basis rather than on an accrual basis, and (C) such payments shall be made by such Borrower no earlier than ten (10) day prior to the date on which Renco Group or an affiliate of the Renco Group is required to make its payments to the Internal Revenue Service or a state or local jurisdiction described in Section 6.7(b)(iii)(A) hereof;"

          (b) Section 6.7(b)(v)(C) of the Loan Agreement is hereby deleted and replaced with the following:

          "(C) as of the date of any such payments and after giving effect thereto, the aggregate amount of all such payments made in any fiscal year of Doe Run shall not exceed the amount equal to fifty (50%) percent of: (1) the cumulative Consolidated Net Income of Doe Run (or if cumulative Consolidated Net Income shall be a loss, minus one hundred (100%) percent of such loss) earned subsequent to the date hereof and prior to the date the payment occurs (treating such period as a single account period) minus (2) all payments made to DRA by Doe Run and its Subsidiaries pursuant to Section 6.7(b)(viii) below for federal, state and local income taxes based on the taxable income of the immediately preceding fiscal year;"

          (c) The period at the end of Section 6.7(b)(vii) of the Loan Agreement is hereby deleted and replaced with "; and" and the following is hereby added as a new Section 6.7(b)(viii) of the Loan Agreement:

          "(viii) With respect to any year that DRA and its Subsidiaries (which term for purposes of this clause (viii) shall include Doe Run Cayman and its Subsidiaries) have effectively been designated as a qualified Subchapter S subsidiary company ("QSSS") under the Code, Borrowers may pay cash dividends, from legally available funds therefor, to the extent taxable income of Borrowers is required to be included in the taxable income shown by Renco Group as reported in its subchapter S tax returns
("Form 1120S"), subject to the following:

               (A) Such cash dividends shall be with respect to any such period, in an amount up to the product of (1) the taxable income of Borrowers and their Subsidiaries for such period which is the basis for Renco Group being required to include such taxable income in its Form 1120S, as amended or modified or determined by audit, and the required estimated taxable income related thereto and the comparable state and local taxable income reports and estimated taxable income, multiplied by (2) the corporate Federal, State and local tax rates, whether calculated on regular taxable income or alternative minimum taxable income, as applicable, in effect for the taxable period applicable to Borrowers and their Subsidiaries using the rates that would be applicable if Borrowers were not a QSSS and calculated in accordance with the tax sharing arrangement by and among DRA and Renco Group (as in effect on the date hereof),

               (B) Borrowers may pay such cash dividends with respect to any such period so long as (1) in such period, Borrowers are effectively designated a QSSS, (2) the product of the taxable income of Borrowers and their Subsidiaries for such period multiplied by the applicable tax rates as described above shall be reduced by any applicable tax credits or deductions calculated in accordance with the tax sharing arrangement by and among Borrowers, their Subsidiaries and Renco Group (as in effect on the date hereof) available to Borrowers and their Subsidiaries which would reduce the amount of the income taxes payable by Borrowers and their Subsidiaries, (3) any such dividends shall be paid no more than five (5) days prior to the date that Renco Group's shareholders are required to make payment of the taxes based on the taxable income of Borrowers and their Subsidiaries, (4) not less than five (5) days prior to the payment of any such dividends, Lender shall have received a certificate signed by the chief financial officer of Doe Run, in form and substance satisfactory to Lender, stating the calculation of the amount which is the basis for tax distributions permitted hereunder through such period (if any) and providing full information and computations with respect thereto and (5) such dividend shall not be in violation of applicable law or any other agreement to which Borrowers are a party or by which Borrowers or their assets are bound, and

               (C) In no event shall dividends be paid to DRA based on taxable income of Borrowers and their Subsidiaries for jurisdictions which do not recognize Borrowers and their Subsidiaries as a QSSS and where (1) Borrowers and their Subsidiaries are required to file and pay their individual taxes, and (2) where Renco Group is not required to pay, or by virtue of a consolidated (or similar) return does not make payments in respect of, the tax liabilities of the Borrowers or any of their Subsidiaries in such jurisdictions;"

     2. CONSOLIDATED NET WORTH. Sections 6.10(b), (c) and (d) of the Loan Agreement are hereby deleted in their entirety and the following substituted therefor:

                          Period                                  Amount
                          ------                                  ------
        "(b) From and including February 1, 1999
             and at all times thereafter                      ($10,000,000)"

     3. CONDITIONS PRECEDENT. The effectiveness of the other terms and provisions contained herein shall be subject to the receipt by Lender of an original of this Amendment, duly authorized, executed and delivered by Borrowers.

     4. EFFECT OF THIS AMENDMENT. Except as modified pursuant hereto, no other changes or modifications in the Loan Agreement or the other Financing Agreements are intended or implied and the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the affective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. The terms herein shall not limit or otherwise affect in any manner whatsoever the rights of the Lender to require Borrowers to execute and deliver or cause to be executed, delivered or obtained any further agreements, documents or instruments as provided in the Financing Agreements. The parties hereto acknowledge, confirm and agree that the failure of Borrowers to comply with the representations, warranties and covenants set forth herein shall constitute an Event of Default under the Loan Agreement.

     5. GOVERNING LAW. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York.

     6. BINDING EFFECT. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     7. COUNTERPARTS. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

     8. FURTHER ASSURANCES. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

                              Very truly yours,

                              CONGRESS FINANCIAL CORPORATION

                              By: /s/ Herbert C. Korn
                                  -------------------------------
                              Title: Assistant Vice President
                                     ----------------------------


ACKNOWLEDGED:

THE DOE RUN RESOURCES CORPORATION

By: /s/ Marvin K. Kaiser
    -------------------------------
Title: VP & CFO
       ----------------------------

FABRICATED PRODUCTS, INC.

By: /s/ Marvin K. Kaiser
    -------------------------------
Title: VP & CFO
       ----------------------------


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